Stewards to Begin Trading on Nasdaq Capital Market Under Symbol “SWRD”

Company’s common stock to begin trading on Nasdaq at market open on Sept. 10, 2026

FORT LAUDERDALE, Fla., Sept. 9, 2026 — Stewards, Inc. (OTCID: SWRD) (“Stewards” or the “Company”), a diversified financial platform spanning private credit, real assets and technology-enabled financial infrastructure, today announced that it has received approval from the Listing Qualifications Department of The Nasdaq Stock Market LLC to list its common stock on the Nasdaq Capital Market.

The Company’s common stock will begin trading on the Nasdaq Capital Market under its existing ticker symbol, “SWRD,” at market open on Thursday, Sept. 10, 2026, subject to the effectiveness of the Company’s Form 8-A and satisfaction of customary Nasdaq listing conditions. Until trading commences on Nasdaq, the Company’s common stock will continue to trade on the OTCID Market under the symbol “SWRD.”

The Nasdaq uplisting marks an important milestone in Stewards’ evolution as the Company continues to build an integrated financial platform spanning private credit, real assets and technology.

“This is an important moment for Stewards and the result of a tremendous amount of work across our entire organization,” said Shaun Quin, Chief Executive Officer of Stewards, Inc. “Our move to Nasdaq represents much more than a change in where our shares trade. It reflects the progress we have made building the Company, strengthening our leadership and governance, and positioning Stewards for its next stage of growth.”

Stewards’ operating platform is anchored by its private credit business, which provides short-duration revenue-based financing, primarily through merchant cash advances, to small and midsized businesses. Since 2020, the platform has originated more than $153 million in cumulative direct and syndicated funding across more than 10,000 small businesses.

The Company has also expanded into income-producing real assets, adding diversification to its broader platform, while continuing to invest in technology and automation designed to improve origination, underwriting and operating efficiency. Stewards is also evaluating longer-term digital financial infrastructure opportunities as part of its broader technology strategy.

“We have always believed that great businesses are built by taking a long-term approach to capital, relationships and value creation,” said Glen Steward, Chairman of the Board of Stewards, Inc. “Nasdaq gives Stewards a larger platform from which to continue building. This milestone broadens our visibility in the U.S. capital markets and introduces Stewards to a much wider community of investors as we execute our long-term strategy.”

The Nasdaq listing is expected to broaden Stewards’ visibility among institutional and retail investors and represents another step in the Company’s continued development in the U.S. public markets.

The uplisting does not involve a concurrent public offering by the Company.

About Stewards, Inc.

Stewards, Inc. (Nasdaq: SWRD) is a diversified financial platform focused on private credit, real assets and technology-enabled financial infrastructure. Through Stewards Business Capital, the Company provides revenue-based financing to small and midsized businesses through an established origination, underwriting and servicing platform. Stewards’ Real Assets business expands the platform through income-producing real estate, while the Company continues to develop technology designed to improve operating efficiency and connectivity across its businesses.

For more information, visit Stewards.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. Forward-looking statements include statements regarding the commencement and timing of trading on Nasdaq, the Company’s strategy, growth plans, market opportunities, access to capital, private credit and real asset businesses, technology initiatives and future development. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

Such risks and uncertainties include, among others, the possibility that commencement of trading on Nasdaq is delayed or does not occur on the expected timetable, the Company’s ability to satisfy remaining listing conditions and maintain compliance with Nasdaq’s continued listing requirements, general economic conditions, credit performance, access to capital, regulatory developments, execution risks, competition and the risk that an active and liquid trading market in the Company’s common stock may not develop or be sustained. Additional information regarding risks and uncertainties is contained in the Company’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update them except as required by law.

Investor Relations

Stewards, Inc.
IR@Stewards.com
Stewards.com

Media Contact

Scott McGowan
Chief Marketing Officer
Stewards, Inc.
IR@Stewards.com